As filed with the Securities and Exchange Commission on May 26, 2005
                    Registration Statement No. 333-_________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ENOVA SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


              California                                      95-3056150
   -------------------------------                     ------------------------
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                          Identification No.)


                           19850 South Magellan Drive
                           Torrance, California 90502
               (Address of principal executive offices) (Zip Code)

                             1996 STOCK OPTION PLAN
                              (Full Title of Plan)

                                Edwin O. Riddell
                      President and Chief Executive Officer
                               ENOVA SYSTEMS, INC.
                           19850 South Magellan Drive
                           Torrance, California 90502
                     (Name and address of agent for service)

                                 (310) 527-2800
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed Maximum       Proposed Maximum
 Title of Each Class of       Amount to be         Offering Price per     Aggregate Offering          Amount of
    Securities to be           Registered                Share                   Price            Registration Fee
       Registered                  (1)                    (2)                   (1)(2)                 (1)(2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, no par           65,000,000                $0.09                $5,850,000               $688.54
value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) The number of shares of Common Stock is the maximum number of additional shares issuable upon the exercise of options which may be granted pursuant to the 1996 Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable number of shares as may become issuable as a result of anti-dilution provisions set forth in the Plan.

(2) Calculated solely for the purpose of determining the registration fee in accordance with Rule 457(h) and based upon $0.09 per share of our Common Stock, representing the average of the bid and asked prices of our Common Stock on May 25, 2005, as reported by NASDAQ OTC Exchange.

                                EXPLANATORY NOTE

         This registration statement on Form S-8 relates to an additional 20,000,000 shares of the Common Stock, no par value, of Enova Systems, Inc., a California corporation (formerly known as U.S. Electricar, Inc.) (the "Registrant"), subject to the Registrant's 1996 Stock Option Plan, as amended (the "Plan"). There is an effective registration statement on Form S-8 (filed under the Registrant's prior corporate name), File Number 333-95701, for the balance of the shares of Common Stock subject to the Plan, which registration statement also covers certain other securities. The Plan was amended to increase the number of shares of Common Stock available thereunder from 45,000,000 shares to 65,000,000 shares. The contents of such earlier registration statement are hereby incorporated herein by reference.

Item 8.  Exhibits.
------   --------

   Exhibit
   Number                Description
   ------                -----------
   5                     Opinion of Counsel.

   23.1                  Consent of Independent Accountants.

   23.2                  Consent of Counsel is contained in Exhibit 5 hereto.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on May 26, 2005.


                                                     ENOVA SYSTEMS, INC.

                                                     By: /s/ Larry Lombard
                                                        -------------------


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                     Title                                          Date
----                                     -----                                          ----
                                         President and Chief Executive Officer and
                                         Director
/s/ Edwin O. Riddell                    (Principal Executive Officer)                   May 26, 2005
------------------------
Edwin O. Riddell

/s/ Anthony N. Rawlinson                 Chairman of the Board                          May 26, 2005
-------------------------
Anthony N. Rawlinson

/s/ Malcolm R. Currie                    Director                                       May 26, 2005
----------------------
Malcolm R. Currie

/s/ Carl D. Perry                        Vice Chairman of the Board                     May 26, 2005
------------------
Carl D. Perry

/s/ John J. Micek, III                   Director                                       May 26, 2005
-----------------------
John J. Micek, III

/s/ Donald H. Dreyer                     Director                                       May 26, 2005
---------------------
Donald H. Dreyer

/s/ John R. Wallace                      Director                                       May 26, 2005
--------------------
John R. Wallace

/s/ Bjorn Ahlstrom                       Director                                       May 26, 2005
-------------------
Bjorn Ahlstrom
                                         Chief Financial Officer
/s/ Larry Lombard                       (Principal Accounting Officer)                  May 26, 2005
------------------
Larry Lombard

                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------

5                 Opinion of Counsel*

23.1 Consent of Independent Accountants - Singer Lewak Greenbaum and Goldstein LLP*

23.2              Consent of Independent Accountants - Moss Adams LLP*

23.3              Consent of Counsel is contained in Exhibit 5 hereto*

*    Filed electronically herewith